Exhibit 99.3

Please refer to attached PDF document for Exhibit 99.3 - Verified Complaint for Rehabilitation with a Finding of Insolvency against Triad Guaranty Insurance Corporation and Triad Guaranty Assurance Corporation, as filed by the Illinois Department of Insurance with the Circuit Court, Chancery Division of Cook County, Illinois on December 11, 2012.